EXHIBIT 99.1

Northern Power Systems Corp. Announces Disposition of Its Energy Storage Business and Management Changes

BARRE, Vt., Feb. 12, 2019 (GLOBE NEWSWIRE) -- Northern Power Systems Corp. (“Northern” or “Company”), a distributed wind company, today announced that on February 11, 2019, the Company effected the disposition of the Company’s energy storage business, including Northern’s energy storage project pipeline and related intellectual property, to WEG Electric Corp (“WEG”).  At closing, (i) NPS received proceeds of approximately $1,100,000 and (ii) WEG hired eight (8) energy storage focused employees from Northern. Despite the sale of its NPS’s energy storage assets, the Company continues focus on its distributed wind business and intends to market and sell its distributed wind turbines in the in a variety of markets including Italy, the United States, Canada, the Caribbean, the United Kingdom and Germany.

In addition, the Company continues to explore all strategic alternatives and transactions for Company, including the sale of the business or some or all of its assets and business lines including its distributed wind turbine and/or distributed wind service segments. It is uncertain if the Company’s efforts to identify and effect one or more strategic transaction will be successful.

In conjunction with the disposition of disposition of NPS’s energy storage business to WEG, the Company announced on February 12, 2019 (i) the departure of its Interim Chief Financial Officer Ciel R. Caldwell. effective immediately, and (ii) the appointment of William St. Lawrence, as the Company’s Interim Financial Officer. While serving in this capacity Mr. St. Lawrence will continue to serve as the Company’s Interim Co-Chief Executive Officer and General Counsel.

Under the terms of separation, the Company may engage Ms. Caldwell as a consultant. Ms. Caldwell confirmed that her departure did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

About Northern Power Systems Corp.
Northern Power Systems designs, manufactures, sells and services distributed wind turbines. With approximately 21 million run-time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost-effective, reliable renewable energy. NPS turbines utilize patented permanent magnet direct drive (PMDD) technology, which uses fewer moving parts, delivers higher energy capture, and provides increased reliability thanks to reduced maintenance and downtime.

Northern Power has been a technology innovator for over 40 years and serves clients around the globe from its US headquarters and European offices. To learn more, visit www.northernpower.com.

Notice regarding forward-looking statements:
This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on April 2, 2018, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACT INFORMATION
Northern Power Systems Corp.
William St. Lawrence, Interim Co-CEO
ir@northernpower.com
www.northernpower.com

The securities described herein have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and accordingly may not be offered or sold within the United States or to “U.S. persons”, as such term is defined in Regulation S promulgated under the U.S. Securities Act (“U.S. Persons”), except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities requirements or pursuant to exemptions therefrom. This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities to, or for the account of benefit of, persons in the United States or U.S. Persons.